040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130838227-76
	Filing Date and Time: 12/24/2013 11:50 AM
	Entity Number: E0616432013-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: NEMAURA MEDICAL INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: UNITED CORPORATE SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address / City / Nevada / Zip Code

Mailing Address (if different from street address) / City / Nevada / Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 420000000 — Par value per share: $ 0.0010 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DEWAN FAZLUL HOQUE CHOWDHURY-SEE ATTACHED
Name
C/O CHARNWOOD BUILDING HOLYWELL PA | LEICESTERSHIRE, GBR | GB | LE11 3AQ
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

JASZICK MALDONADO — X JASZICK MALDONADO
Name — **Incorporator Signature**

C/O LOEB & LOEB LLP, 345 PARK AVENUE | NEW YORK | NY | 10154
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X UNITED CORPORATE SERVICES, INC. — 12/24/2013
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	NEMAURA MEDICAL INC.

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	UNITED CORPORATE SERVICES, INC.
STREET ADDRESS:	Not Applicable
MAILING ADDRESS:	Not Applicable

ADDITIONAL	Directors/Trustees
Name: DEWAN FAZLUL HOQUE CHOWDHURY	
Address: C/O CHARNWOOD BUILDING HOLYWELL PARK, ASHBY ROAD LOUGHBOROUGH	
City: LEICESTERSHIRE, GBR	
State: GB	
Zip Code: LE11 3AQ	

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **NEMAURA MEDICAL INC.**, did on December 24, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 24, 2013.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20131224-1393
You may verify this certificate
online at **http://www.nvsos.gov/**